UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2011

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 7, 2011, SMF Energy Corporation (the “Company”) and its wholly owned subsidiary H & W Petroleum Company, Inc. (“H & W” and, together with the Company, the “SMF Parties”) entered into a settlement agreement (the “Settlement Agreement”), effective as of June 30, 2011, to finally resolve the claims alleged by the parties in a civil action pending in District Court in Harris County, Texas (the “Harris County Litigation”).  The Harris County Litigation arose out of the Company’s 2005 purchase of all of H & W’s outstanding stock (the “Stock Purchase”) from the former shareholders of H & W (the “Former H & W Shareholders”), H & W’s concurrent purchase of certain assets (the “Asset Purchase”) of another company affiliated with the Former H & W Shareholders (“KSB”), and various facility lease agreements (the “Leases”) between certain affiliates of the Former H & W Shareholders (the “Landlords”), as lessors, and H & W, as lessee, relating to facilities currently occupied by H & W in Houston, Waxahachie and Lufkin, Texas (the  “Facilities”).  (The Stock Purchase, the Asset Purchase and the Leases are collectively referred to as the “Transactions”. The Former H & W Shareholders, KSB and the Landlords are collectively referred to as the “KSB Parties”.)

The Harris County Litigation was first described by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2009, which description has been updated from time to time in subsequent periodic reports.

Pursuant to the Settlement Agreement, the SMF Parties and the KSB Parties have agreed to dismiss the Harris County Litigation and release all claims made therein and all claims related to the Transactions in exchange for (i) the conveyance to H & W of the Facility in Lufkin, Texas (the “Lufkin Conveyance”); (ii) the conveyance of certain equipment that is no longer in use to the Landlord of  the Waxahachie Facility, (iii) the modification of the Lease of the Facility in Houston to permit a portion of the rent to be reserved by H & W to fund improvements to that Facility; and (iv) various other modifications of the Leases.  Because the Lufkin Conveyance has not yet closed, the effectiveness of the settlement is contingent upon the closing of that real estate transaction, which is currently expected to occur on or about September 1, 2011.

If the Lufkin Conveyance does not close, then the Settlement Agreement may be nullified.  While the Company believes that the Lufkin Conveyance will close in a timely manner, if it does not occur, the Harris County Litigation will be revived.

The settlement is not expected to have a material impact on the Company’s financial condition or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President